UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 13, 2018

Stem Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-55751	61-1794883
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

7777 Glades Road, Suite 203, Boca Raton, FL	33434
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 948-5406

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07 Submission of Matters to a Vote of Security Holders

Stem Holdings, Inc. (the “Company”) held its 2018 Annual Meeting of Shareholders on July 13, 2018. There were 8,930,360 outstanding shares eligible to vote as of June 11, the record date for the 2018 Annual Meeting and 5,687,309 shares were present either in person or by proxy at the meeting (which represented approximately 63.7% of the issued and outstanding shares eligible to vote). At the meeting, the following actions were taken:

(i) The Company’s shareholders elected four directors to the Company’s Board of Directors for terms expiring at the Annual Meeting in the year 2019. The directors elected, as well as the number of votes cast for and votes withheld for each individual are set forth below:

Nominee	Votes For	% Voted For	Withheld	% Withheld

Adam Berk	5,687,309	100%	0	0%
Steve Hubbard	5,687,309	100%	0	0%
Garrett M. Bender	5,583,143	98.17%	104,166	1.83%
Lindy Snider	5,578,560	98.09%	108,749	1.91%
Jennifer Michelle Feingold	5,687,309	100%	0	0%
Rajiv “Roger” Rai	5,687,309	100%	0	0%

(ii) The Company’s shareholders approved a proposal to increase the Company’s authorized shares of Company Common Stock from 100,000,000 to 300,000,000 shares with the following votes:

Amount
Votes for approval:	5,687,309
Votes against:	0
% Voted for approval	100%
% Voted against approval:	0%
Abstentions:	0
% Abstentions:	0%

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(iii) The Company’s shareholders approved a proposal to ratify the Audit Committee’s appointment of LJ Soldinger LLC as the Company’s independent registered public accounting firm for the year ending September 30, 2018, with the following votes:

Amount
Votes for approval:	5,676,893
Votes against:	0
% Voted for approval	99.82%
% Voted against approval:	0%
Abstentions:	10,416
% Abstentions:	0.18%

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

None.

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stem Holdings, Inc.

By:	/s/ Adam Berk
Name:	Adam Berk
Title:	President

Dated: December 4, 2018

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